Exhibit 5.1

Tel +1.214.220.7700  Fax +1.214.999.7816

April 7, 2022

HF Sinclair Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel for HF Sinclair Corporation, a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by the Corporation of (a) common stock, par value $0.01, of the Corporation (the “Common Stock”) and (b) debt securities, which may be issued in one or more series (the “Debt Securities” and, together with the Common Stock, the “Securities”), at an aggregate initial offering price to be determined.

We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Prospectus, (iii) the form of Indenture (the “Indenture”), between the Corporation and Computershare Trust Company, N.A., as trustee, relating to the Debt Securities, in the form attached as an exhibit to the Registration Statement, (iv) the Amended and Restated Certificate of Incorporation of the Corporation, (v) the Amended and Restated Bylaws of the Corporation, (vi) certain resolutions adopted by the Board of Directors of the Corporation (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the Registration Statement and (vii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

April 7, 2022 Page 2

expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications from officers and employees of the Corporation, without further investigation as to the facts set forth therein.

For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)

each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iv)	each person signing the documents that we examined has the legal capacity and authority to do so;

(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement;

(vii)

the Indenture relating to the Debt Securities will be duly authorized and validly executed and delivered, and any supplemental indentures relating to a series of Debt Securities to be issued under the Indenture will each be duly authorized and validly executed and delivered by the parties thereto;

(viii)

at the time of the issuance of any Debt Securities, the Corporation will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation and will have the necessary organizational power and authority to issue such Securities;

(ix)

at the time of any offering or sale of any shares of Common Stock, the Corporation will have authorized and made available for issuance the number of shares of Common Stock set forth in such offering or sale;

April 7, 2022 Page 3

(x)

any applicable definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and

(xi)

any Common Stock issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(i)

such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance of such shares of Common Stock, the terms of the offering thereof and related matters and (b) the shares of Common Stock have been issued and delivered either (1) in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (2) upon conversion, exchange or exercise of any Debt Securities in accordance with the terms of the Indenture or the instrument governing the Debt Securities providing for the conversion, exchange or exercise as approved by the Board; and

(ii)

with respect to the Debt Securities to be issued under the Indenture, such Debt Securities will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, when (a) the Indenture relating to such Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (c) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance, and (e) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Prospectus Supplement and in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration for the Debt Securities as provided for therein.

Our opinion is qualified in the following respects:

April 7, 2022 Page 4

(i)

the foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (a) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (b) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority;

(ii)

we express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(iii)

our opinions herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware (including the applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting those laws) and the laws of the State of New York, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(iv)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(v)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.